Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Scorpio Tankers Inc. of our report dated March 23, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Scorpio Tankers Inc.'s Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers Audit
Neuilly-sur-Seine, France
April 1, 2022